THOMAS NELSON, INC.
                            501 Nelson Place
                            P.O. Box 141000
                    Nashville, Tennessee 37214-1000


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



           The Annual Meeting of Shareholders (the "Annual Meeting") of Thomas Nelson, Inc. will be held at the Sheraton Nashville Downtown, 623 Union Street, Nashville, Tennessee, at
      11:00 a.m., local time, on Thursday, August 23, 2001, for the following purposes:

           1. To elect two directors in Class One to serve for a term of three years or until their respective successors are elected and take office, or until their earlier resignation.

           2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

           Only shareholders of record at the close of business on June 25, 2001 will be entitled to notice of and to vote at the Annual Meeting.

           Whether or not you plan to attend the meeting in person, please complete, date, sign, and return promptly the enclosed proxy. The proxy may be revoked at any time prior to the exercise thereof, and submitting the proxy will not affect your right to attend the Annual Meeting and vote in person.


                                By order of the Board of Directors.

                                 /s/ Joe L. Powers

                                Joe L. Powers
                                Executive Vice President and
                                Secretary


Nashville, Tennessee
July 6, 2001





                           THOMAS NELSON, INC.
                            501 Nelson Place
                            P.O. Box 141000
                    Nashville, Tennessee 37214-1000

                            -----------------

                             PROXY STATEMENT

                            -----------------



     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thomas Nelson, Inc., a Tennessee corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on August 23, 2001 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying notice, and at any adjournment thereof. It is expected that this proxy statement, the form of proxy and the Company's Annual Report to Shareholders will be mailed to shareholders on or about July 6, 2001.

     Only shareholders of record at the close of business on June 25, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On such date, the issued and outstanding voting securities of the Company consisted of 13,285,827 shares of Common Stock (the "Common Stock") and 1,057,401 shares of Class B Common Stock (the "Class B Common Stock"). Each share of Common Stock and Class B Common Stock entitles the holder thereof to one vote and ten votes, respectively, on each matter presented for action at the Annual Meeting.

     All proxies delivered pursuant to this solicitation may be revoked at any time prior to the voting thereof by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation, or duly executing a proxy bearing a later date. Submitting the proxy will not affect the right of the shareholder to attend the Annual Meeting and vote in person. If not revoked, all proxies that are properly signed and returned to the Company will be voted in accordance with instructions contained thereon. If no instructions are given, the persons named in the proxy will vote the shares represented thereby FOR the approval of the election as directors of all nominees set forth under PROPOSAL NO. 1. The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their best judgment.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT


     The following table sets forth certain information as of the Record Date with respect to those persons known to the Company to be the beneficial owners (as defined by the rules of the Securities and Exchange Commission (the "Commission") of more than five percent (5%) of either Common Stock or the Class B Common Stock and with respect to the beneficial ownership of the Common Stock and Class B Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all executive officers and directors of the Company as a group. Except as otherwise specified, the shares indicated are presently outstanding, and the Company believes the beneficial owner has sole voting and investment power over the indicated shares.



                                                        Amount of
                                 Amount of               Class B
                               Common Stock   Percent  Common Stock    Percent
                               Beneficially      of    Beneficially      of
Name of Beneficial Owner      Owned #<F1><F2>  Class   Owned #<F1><F2>  Class
-------------------------------------------------------------------------------
Sam Moore**** <F3>              2,141,133      15.7%     828,269        60.9%
Gabelli Asset Mgmt., Inc.
   & Subsidiaries <F4>          1,646,594      12.4           -          *
Dimensional Funds Advisors,
    Inc. <F5>                     979,187       7.4           -          *
Thomas Nelson, Inc. Savings
   and Investment Plan-Employee
   Benefits Committee <F6>      1,141,343       8.6           -          *
S.  Joseph Moore**** <F7>         299,071       2.2      118,835        10.9
Brownlee O. Currey, Jr.** <F8>    192,754       1.5        4,035         *
W.  Lipscomb Davis, Jr.** <F8>     21,843       *          2,531         *
Robert J. Niebel, Sr.** <F8>       32,058       *          3,692         *
Andrew J. Young** <F8>             14,610       *             -          *
Millard V. Oakley** <F9>          547,259       4.1       19,542         1.8
Charles Z. Moore***** <F10>       185,655       1.4       68,871         6.5
Joe L. Powers*** <F11>            149,073       1.1       83,489         7.7
Raymond T. Capp*** <F12>          101,713       *         65,000         5.8
Lee Gessner*** <F13>               28,486       *             -          *
All Executive Officers and
   Directors as a group
   (12 persons) <F14>           3,582,402      25.9    1,130,393        76.3
--------------
    *Indicates less than 1%.
   **Director.
  ***Named Officer.
 ****Director and Named Officer.
*****Former Named Officer.


<F1>  Pursuant to the rules of the Commission, the shares subject to options held by directors and executive officers of the Company which are exercisable within 60 days of the Record Date are all deemed outstanding for the purpose of computing such director's or executive officer's percentage ownership and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the percentage ownership of the other beneficial owners in the table. The share information assumes further that when such individuals can elect to receive either Common Stock or Class B Common Stock, an election is made to receive Class B Common Stock.

<F2>  Shares of Class B Common Stock are convertible into an equal number of shares of Common Stock at the option of the holder, and, wherever applicable, share information set forth above with respect to the Common Stock assumes the conversion of all Class B Common Stock, including options convertible into either Common Stock or Class B Common Stock at the holder's option, by the holders thereof for an equivalent number of shares of Common Stock that may be so acquired by conversion during the 60-day period commencing on the Record Date.

<F3>  Includes shares issuable upon exercise of outstanding options to purchase
      30,000 shares of Common Stock and 300,000 shares of Class B Common Stock under the Company's Amended and Restated 1992 Stock Incentive Plan (the "Stock Incentive Plan"), 691,699 shares of Common Stock held by four trusts of which Mr. Moore is trustee, and 29,373 shares of Common Stock held by the Company's Employee Stock Ownership Plan (the "ESOP"), as to which Sam Moore has sole voting power. Sam Moore's spouse owns 46,330 shares of Common Stock and 3,435 shares of Class B Common Stock. Sam Moore's address is 501 Nelson Place, P.O. Box 141000, Nashville, Tennessee 37214-1000.

<F4>  As reflected in a Schedule 13F filed with the Commission on May 15, 2001 by Gabelli Asset Management, Inc. The address of Gabelli Funds, Inc. is One Corporate Center, Rye, New York 10580-1434.

<F5>  As reflected in Schedule 13F filed with the Commission on May 18, 2001 by
      Dimensional Funds Advisors, Inc. The address of Dimensional Funds Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

<F6>  Pursuant to the terms of the ESOP, the investment committee shares dispositive power with the ESOP participants. The address of Thomas Nelson, Inc. Savings & Investment Plan-Employee Benefit Committee is 501 Nelson Place, P.O. Box 141000, Nashville, Tennessee 37214-1000.

<F7>  Includes shares issuable upon exercise of outstanding options to purchase
      20,000 shares of Common Stock and 25,000 shares of Class B Common Stock under the Stock Incentive Plan, 22,750 shares of Common Stock and 36,785 shares of Class B Common Stock held by a trust of which S. Joseph Moore is a trustee and the sole beneficiary, 20,500 shares of Common Stock and 1,000 shares of Class B Common Stock owned by S. Joseph Moore as custodian for certain of S. Joseph Moore's children, 2,842 shares of Common Stock held by a trust for the benefit of S. Joseph Moore's sister of which S. Joseph Moore is trustee, and 11,919 shares of Common Stock held by the ESOP, as to which S. Joseph Moore has sole voting power. S. Joseph Moore's spouse owns 9,625 shares of Common Stock. S. Joseph Moore's address is 501 Nelson Place, P.O. Box 141000, Nashville, Tennessee 37214-1000.

<F8>  Includes 12,000 shares of Common Stock issuable upon exercise of outstanding options under the Stock Incentive Plan.

<F9>  Includes 12,000 shares of Common Stock issuable upon exercise of outstanding options under the Stock Incentive Plan and 12,500 shares of Common Stock, for which Mr. Oakley disclaims any voting or dispositive power, held by Mr. Oakley's spouse.

<F10> Includes 24,112 shares of Common Stock and 2,490 shares of Class B Common
      Stock held by Charles Z. Moore's spouse, 8,437 shares of Common Stock and 2,371 shares of Class B Common Stock held by Transcontinental Industries, Inc., of which Charles Z. Moore is President, 1,000 shares of Class B Common Stock held by a unitrust of which Charles Z. Moore is trustee, 300 shares of Class B Common Stock held by a private foundation of which Charles Z. Moore is trustee, and 24,420 shares of Common Stock held by the ESOP, as to which Charles Z. Moore has sole voting power. Charles Z. Moore's address is 501 Nelson Place, P.O. Box 141000, Nashville, TN 37214-1000. Charles Z. Moore separated from the Company effective December 6, 2000.

<F11> Includes shares issuable upon exercise of outstanding options to purchase
      15,000 shares of Common Stock and 25,000 shares of Class B Common Stock under the Stock Incentive Plan and 43,831 shares of Common Stock held by the ESOP, as to which Mr. Powers has sole voting power. Mr. Powers' address is 501 Nelson Place, P.O. Box 141000, Nashville, TN 37214-1000.

<F12> Includes shares issuable upon exercise of outstanding options to purchase
      32,333 shares of Common Stock and 65,000 shares of Class B Common Stock under the Stock Incentive Plan and 4,380 shares of Common Stock held by the ESOP, as to which Mr. Capp has sole voting power. Mr. Capp's address is 501 Nelson Place, P.O. Box 141000, Nashville, TN 37214-1000.

<F13> Includes shares issuable upon exercise of outstanding options to purchase
      23,667 shares of Common Stock under the Stock Incentive Plan and 4,819 shares of Common Stock held by the ESOP, as to which Mr. Gessner has sole voting power.

<F14> Includes an aggregate of 105,654 shares of Common Stock held by the ESOP, and shares issuable upon exercise of options to purchase 218,667 shares of Common Stock and 420,000 shares of Class B Common Stock.





                             PROPOSAL NO.  1

                          ELECTION OF DIRECTORS


     The Amended and Restated Charter of the Company provides that the Board of Directors shall be divided into three classes with the classes to be as nearly equal in size as possible. The current Board of Directors consists of seven members, with the terms of office of the directors in Class One expiring at the Annual Meeting. The incumbent directors whose terms of office extend beyond this Annual Meeting are as follows:


                                                        Annual Meeting
                                     Director              at which
           Name                       Class              term expires
    -----------------------------------------------------------------------
    Brownlee O. Currey, Jr.           Three                 2002
    W. Lipscomb Davis, Jr.            Three                 2002
    S. Joseph Moore                   Two                   2003
    Robert J. Niebel, Sr.             Two                   2003
    Millard V. Oakley                 Two                   2003


     The Board of Directors has nominated the following two persons for election as directors in Class One with terms of office of three years expiring at the Annual Meeting of Shareholders to be held in 2004, or until their earlier resignation:

                               Sam Moore
                            Andrew J. Young

Each of the nominees is currently a member of the Board of Directors and was previously elected as a director by the shareholders.

     Pursuant to the Company's Bylaws, Mr. Young will be deemed to resign on the date of his seventy-first birthday, March 12, 2003, and therefore, unless the Bylaws are amended, his term will end on such date. The resulting vacancy on the Board of Directors may be filled by the vote of the Board of Directors, without shareholder action, pursuant to the Company's Bylaws.


     It is intended that proxies received in response to this solicitation will, unless otherwise specified, be voted in favor of the election of the above persons as directors of the Company for the terms set forth above and until their successors are elected and qualified. In case any of these persons are unable or declines to serve, it is intended, in the absence of contrary direction, that the proxies will be voted for the remaining nominee and for substitute nominees selected by the Board of Directors. The Board of Directors has no reason to expect that any of the nominees will not be available for election at the Annual Meeting, and therefore does not at this time have any substitute nominees under consideration.

     A plurality of the votes cast by the shares entitled to vote in the election is required to elect a director. Shareholders have no right to vote cumulatively for directors, but rather each shareholder may cast one vote for each share of Common Stock and ten votes for each share of Class B Common Stock held by such shareholder for each director to be elected. The Board of Directors recommends a vote FOR all nominees.

     On September 30, 1997, the Commission filed civil proceedings against incumbent director Sam Moore alleging that Mr. Moore violated certain provisions and rules under the Securities Exchange Act of 1934 by "marking the close" through executing on behalf of a relative at the end of the trading day purchases of the Company's Common Stock and by failing to file timely a Form 4 reporting an unrelated sale of the Common Stock by a charitable remainder trust of which Mr. Moore was the beneficial owner. Without a hearing and without admitting or denying the Commission's allegations or findings, Mr. Moore consented to the entry of a cease and desist order before the Commission and paid a $50,000 civil penalty.

	The following table contains additional information concerning the incumbent directors who will remain in office and the director nominees. Except as indicated below, each director and nominee has been an employee of the firm(s) listed below as his principal occupation for more than the past five years.


                                                                    Director
Name                        Principal Occupation             Age      Since
---------------------------------------------------------------------------
Brownlee O. Currey, Jr.    President, Currey Investments.     72      1984
   (C, N & A)              Previously served as Chairman
                           of the Board of The Nashville
                           Banner Publishing Co. from
                           January 1980 to May 1998.

W. Lipscomb Davis, Jr.     Partner of Hillsboro Enterprises;  69      1984
   (A & C)                 Director of American General
                           Corporation and Genesco, Inc.

Sam Moore                  Chairman of the Board, Chief       71      1961
   (E & N)                 Executive Officer and President
                           of the Company;  Sam Moore is the
	                     father of S. Joseph Moore and
                           brother of Charles Z. Moore.

S.  Joseph Moore           Executive Vice President of the    38      1995
   (E)                     Company and President of Thomas
                           Nelson Gift Division.  Previously
                           served as Divisional Vice
                           President of the Company in
                           various capacities since 1991.
	                     S. Joseph Moore is the son of
                           Sam Moore and the nephew of
                           Charles Z. Moore.

Robert J. Niebel, Sr.      Senior Vice President of           62      1973
   (E & A)                 21st Century Christian, Inc.

Millard V. Oakley          Businessman managing private       71      1972
   (C & N)                 investments.


Andrew J. Young            Chairman of GoodWorks              69      1993
                           International; Director
	                     of Archer-Daniels-Midland
                           Company, Atlanta Market Center,
                           Cox Communications, Inc.,
                           Delta Airlines, Inc. and Film
                           Fabricators.  President of the
                           National Council of Churches,
                           USA.  Previously  served as
                           Co-Chairman of Atlanta
                           Committee for the 1996 Olympic
                           Games as well as Mayor of Atlanta,
                           Georgia from 1982 to 1990.
----------
Member of Executive (E), Compensation (C), Nominating (N), Audit (A) Committee



BOARD AND COMMITTEE MEETINGS

     The Board of Directors has four standing committees--the Executive Committee, the Compensation Committee, the Audit Committee, and the Nominating Committee, the members of which are indicated in the previous table. The Executive Committee has all powers and authority vested in the Board of Directors, except the power to declare dividends or other corporate distributions or to remove members of the Board of Directors, but including the power to amend or repeal bylaws, to submit to shareholders matters that require shareholders' approval, and to fill vacancies on the Board of Directors or any committee of the Board of Directors. The Compensation Committee reviews and approves management compensation and administers the Company's retirement and incentive plans. The Nominating Committee recommends to the Board of Directors nominees for election to the Board of Directors. The Nominating Committee will consider nominees recommended by the holders of the Common Stock and Class B Common Stock provided such proposed nominees are submitted to the Company in the manner and within the time limit for shareholder proposals as set forth in the immediately preceding paragraph. The Audit Committee recommends to the Board of Directors the appointment of the independent auditors and reviews with the auditors' representatives the scope of their examination, their fees, the results of their examination, and any problems identified by the independent auditors regarding internal controls, together with their recommendations.
The members of the Audit Committee are independent within the New York Stock Exchange's rules.

     During the last fiscal year, the Board of Directors held five meetings. The Compensation Committee held four meetings, the Nominating Committee held one meeting and the Audit Committee held five meetings during the fiscal year. Each of the incumbent directors attended at least 75% of the aggregate of all Board of Director meetings and meetings of committees on which he served during the last fiscal year.


EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term and other compensation during fiscal years 2001, 2000 and 1999 for the Company's Chief Executive Officer and the persons who, in fiscal 2001, were the other five most highly compensated executive officers of the Company (collectively, the "Named Officers"):

                         Summary Compensation Table
                                                            Long-Term
                                                          Compensation
                                                             Awards
                                                           ------------
                             Annual Compensation           Securities     All
                          ---------------------------      Underlying    Other
Name and                                     Other Annual   Options/   Compensa-
Principal                   Salary    Bonus  Compensation     SARs        tion
Position	        Year      ($)     ($)        ($)         (#)<F1>      ($)
--------------------------------------------------------------------------------
Sam Moore           2001  $400,000       $0   $169,635          0     29,906<F3>
  President and     2000   400,000        0    169,635<F2>      0     27,407
  Chief Executive   1999   400,000  128,000    169,635          0     23,117
  Officer

S. Joseph Moore     2001   270,000        0          0          0     19,598<F4>
  Executive Vice    2000   270,000        0          0          0     12,178
  President         1999   265,000   40,000          0          0     11,659

Raymond T. Capp     2001   219,038        0          0     25,000    104,044<F5>
  Senior Vice       2000   208,000   30,000<F9>      0          0      9,600
  President         1999   197,000   56,000          0          0      9,600

Joe L. Powers       2001   210,000        0          0          0     18,663<F6>
  Executive Vice    2000   210,000   30,000<F9>      0          0     11,837
  President,        1999   210,000   48,000          0          0     11,629
  Secretary and
  Treasurer

Lee Gessner         2001   203,200        0          0     20,000     14,574<F7>
  Senior Executive
  Vice President

Charles Z. Moore    2001   170,769        0          0          0    202,977<F8>
  Former Senior     2000   240,000        0          0          0     11,915
  Vice President    1999   219,000   40,000          0     25,000     12,215



<F1> Represents the number of stock options granted under the Company's Stock
     Incentive Plan.

<F2> Represents amounts paid (net of taxes) to Sam Moore to enable him to pay the after income tax cost of the premiums on life insurance maintained on the joint lives of Sam Moore and his wife. Such payments are contemplated by an agreement between Sam Moore and the Company, dated May 17, 1991.
     See "Employment and Termination Agreements."

<F3> Includes $9,600 contributed to the ESOP and $4,895 contributed to the
     Company's 401(k) Plan by the Company on behalf of Sam Moore.

<F4> Includes $9,600 contributed to the ESOP and $3,323 contributed to the
     Company's 401(k) Plan by the Company on behalf of S. Joseph Moore.

<F5> Represents $50,000 advanced royalties for two manuscripts by Mr. Capp,
     $44,444 forgiveness of a Company loan to Mr. Capp and $9,600 contributed to the ESOP by the Company on behalf of Mr. Capp.

<F6> Includes $9,600 contributed to the ESOP and $5,025 contributed to the
     Company's 401(k) Plan by the Company on behalf of Mr. Powers.

<F7> Includes $9,600 contributed to the ESOP and $4,974 contributed to the
     Company's 401(k) Plan by the Company on behalf of Mr. Gessner.

<F8> Includes $190,054 paid to Charles Z. Moore under the terms of his employment contract upon his separation from the Company on December 6, 2000, $9,600 contributed to the ESOP and $3,323 contributed to the Company's 401(k) Plan by the Company on behalf of Charles Z. Moore

<F9> Represents Y2K compliance bonus.


                     Option/SAR Grants in Last Fiscal Year

     This table provides information as to options granted to the Named
Officers during fiscal year 2001. No Stock Appreciation Rights were granted during fiscal year 2001.

                 		     Individual Grants
                 ------------------------------------------
                                                           Potential Realizable
              Number of    Percent of                      At Assumed Annual
              Securities     Total                         Rates of Stock Price
	        Underlying   Options     Exercise            Appreciation For
               Option      Granted in   of Base   Expira-  Option Term <F2>
              Granted       Fiscal       Price     tion    -------------------
Name           (#)<F1>       Year     ($/Sh) <F2>  Date        5%        10%
---------     ----------  ----------- ----------- -------  --------- ---------
Ray Capp        25,000       6.8%       $7.000    5/24/10   $110,057  $278,905
Lee Gessner     20,000       5.4%       $7.000    5/24/10   $ 88,045  $223,124
Charles Z.
  Moore <F3>    10,000       2.7%       $7.000    5/24/10   $ 44,022  $111,562


<F1> Option to purchase Common Stock granted on May 24, 2000, pursuant to the
     Stock Incentive Plan. These options vest one third on the first, second and third anniversary dates of the grant.

<F2> Assumes exercise of option to purchase shares of Class B Common Stock when either Common Stock or Class B Common Stock may be purchased.

<F3> In accordance with the Stock Incentive Plan, Charles Z. Moore's options expired ninety days following his separation from the Company on December 6, 2000.


                     Fiscal Year-End Option Values

The following table provides information as to the aggregate number of shares of Common Stock and Class B Common Stock covered by both exercisable and unexercisable stock options as of March 31, 2001, and the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock or Class B Common Stock. No options were exercised by the Named
Officers during the fiscal year ended March 31, 2001.

                        Number of Securities
                            Underlying               Value of Unexercised
                        Unexercised Options          In-The-Money Options
                       at Fiscal Year-End (#)       at Fiscal Year-End ($)<F1>
                    ---------------------------	   ----------------------------
Name                Exercisable   Unexercisable    Exercisable   Unexercisable
-------------------------------------------------------------------------------
Sam Moore             330,000             0            $0             $0
S.  Joseph Moore       45,000             0             0              0
Charles Z. Moore            0             0             0              0
Joe L. Powers          40,000             0             0              0
Raymond T. Capp        97,333        16,667             0              0
Lee Gessner            23,667        13,333             0              0


<F1> Certain outstanding options are exercisable for either Common Stock or
     Class B Common Stock and, where appropriate, the value of unexercised options reflects gains based on the closing price of either stock depending on which option to purchase stock was "in-the-money" at fiscal year end. On March 31, 2001, the closing prices of the Common Stock and Class B Common Stock on the New York Stock Exchange were $6.47 and $6.50, respectively, and no outstanding options belonging to the named officers were "in-the-money."


Directors Compensation

     Directors not otherwise employed by the Company receive $1,200 per month plus $1,000 for attending, in person, each meeting of the Board of Directors or any committee, when such committee meetings are separately called and held. Directors attending such meetings by means of a telephone conference call receive $500 for each meeting. Board members who are employed as officers by the Company receive no extra compensation for their services as directors or committee members. All directors are reimbursed by the Company for expenses incurred by them in connection with their service on the Board of Directors and committees.

     In fiscal 1998, the Company adopted the 1997 Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). Pursuant to the Non-Employee Directors Plan, beginning in September 1997 directors who are not employed as officers of the Company may file with the Company an irrevocable election to defer payment of not less than fifty percent (50%) of the retainer fees to be earned during each fiscal year. Deferred amounts are invested in an account reflected in Company stock equivalent units, the number of which is computed by dividing the amount of the deferred retainer fees by the fair market value of the Company's shares on the date of deferral. Directors may elect the form and timing of payments of deferred amounts (and any earnings reflecting dividends thereon), to be paid in cash from the Company in a lump sum or installment payments after such director's sixty-fifth or seventieth birthday, based on the number of stock equivalent units in such director's account and the fair market value of the Company's shares on the first business day of the year in which payments are made. In addition, pursuant to the Stock Incentive Plan, each outside director receives a non-qualified stock option to purchase 2,000 shares of Common Stock on the date of each annual meeting of shareholders with an exercise price equal to the fair market value of the Common Stock on such date. The shares subject to such options vest on the first anniversary of the date of grant and are exercisable for a period of ten years.


Employment and Termination Agreements

     The Company has employment agreements with each Named Officer that provide for an annual base salary, fringe benefits, life insurance and the opportunity to receive incentive and bonus compensation. The employment agreement of each of Sam Moore, S. Joseph Moore, and Joe Powers contains certain provisions that entitle them to receive certain payments including a severance payment and (at the employee's election) the cash out of certain stock and stock-based awards under Company incentive plans in the event they are involuntarily terminated or resign with good reason within contracted time periods following a change in control of the Company. Sam Moore's severance payment is equal to 2.99 times his then current base salary, and each of S. Joseph Moore's and Joe Powers' severance payment is equal to 2 times their respective then current base salaries. In addition, if Sam Moore retires after the expiration of his employment agreement (March 31, 2003), he will be entitled to a lump sum payment by the Company equivalent to two years' base salary, in special recognition of his service to the Company.

     The Company also has an agreement with Sam Moore which provides that upon termination of employment by the Company for any reason other than for serious misconduct, death, disability, or voluntary action by Mr. Moore, Mr. Moore will receive severance compensation equal to an amount necessary to fund certain insurance survivorship policies until a net death benefit of $10,000,000 is attained or December 31, 2006, whichever is earlier. The policy proceeds will be paid to a trust established for the benefit of Mr. Moore's family.


Compensation Committee Report

     Decisions concerning the compensation of the Company's executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee is responsible for reviewing and setting the compensation of the Company's senior executives and for establishing general executive compensation policies for the Company.

Compensation Philosophy and Policies for All Executive Officers

     The Compensation Committee believes that the primary objectives of the Company's executive compensation policy should be:

  - to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in the publishing and gift business, while maintaining compensation within levels that are consistent with the Company's business plan, financial objectives and operating performance;

  - to provide appropriate incentives for executives to work towards the achievement of the Company's annual performance targets established in the Company's business plan; and

  - to more closely align the interests of its executives with those of shareholders by providing long-term incentive compensation in the form of stock awards and options or other equity-based, long-term incentive compensation.


     The Compensation Committee believes that the Company's executive compensation policies should be reviewed during the first quarter of the fiscal year when the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with the Company's financial performance, its business plan and its position within the publishing and gift industry, as well as the compensation policies of similar companies in the publishing and gift businesses. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with the Company's business strategy, corporate culture and operating performance. Among the factors considered are the following:

  - Comparability--The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed to be most comparable to the Company. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

  - Payment for Performance--The Compensation Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee has relied on cash bonuses which have been determined on the basis of certain objective and subjective factors after receiving the recommendations of senior management.

  - Equity Ownership--The Compensation Committee believes that an integral part of the executive compensation program at the Company is equity-based compensation plans which encourage and create ownership of the Company's stock by its executives, thereby aligning executives' long-term interests with those of the shareholders. These long-term incentive programs are principally reflected in the Company's stock-based incentive plans. The Compensation Committee believes that significant stock ownership is a major incentive in building shareholder value and reviews awards of equity-based incentives with that goal in mind.

  - Qualitative Factors--The Compensation Committee believes that in addition to corporate performance and specific division performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions that a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, planning initiatives, development skills, public affairs and civic involvement have been deemed to be important qualitative factors to take into account in considering levels of compensation.

     In connection with the annual review of the Company's executive compensation policies, the Compensation Committee deemed it appropriate to engage a nationally recognized compensation consulting firm (the "Consultant") to assist the Compensation Committee in its review and to provide advice with respect to the Company's compensation arrangements for the Company's senior executive officers for fiscal 2001. The peer group, which the Compensation Committee utilized for purposes of evaluating compensation for executive officers, consisted of publishing and gift companies that are similar to the Company in size. The companies in the Company's peer group are reflected in the Performance Graph included in this Proxy Statement (the "Peer Group Index") and were used for purposes of reviewing compensation policies for executive officers for fiscal 2001.


Compensation of Executive Officers

     The Compensation Committee believes that the compensation for each of its executive officers should consist of a base salary, the potential for an annual cash bonus and equity-based long-term incentive compensation. The Compensation Committee has applied the policies described herein to fiscal 2001 compensation for executive officers, including the Named Officers.

     Base Compensation. In determining whether an increase in base compensation for its executive officers was appropriate for fiscal 2001, the Compensation Committee reviewed salary ranges recommended by the Consultant and sought the advice of the Chief Executive Officer. The Compensation Committee subjectively determined base compensation on the basis of discussions with the Chief Executive Officer, a review of the base compensation of executive officers of comparable companies, the advice of the Consultant, the committee's experience with the Company and in business generally, and what it viewed to be appropriate levels of base compensation after taking into consideration the performance of the Company and the contributions of each executive officer. As a result of this review, increases averaging approximately 2% in the base salaries for the Named Officers for fiscal 2001 were made, with specific increases varying from 0% to approximately 10%, reflecting the Compensation Committee's subjective judgment as to the competitive level of the compensation being paid to each executive, the executive's contribution to the Company's performance and the responsibilities undertaken by the executive officer. As a result of these increases, base salaries for the Named Officers were set for fiscal 2001 at approximately the 50th to the 75th percentile of the base compensation of executives with similar responsibilities at comparable companies, except that Sam Moore's salary was not changed. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors which it applied subjectively in reaching its base compensation decisions.

     Annual Incentive and Bonus Compensation. For fiscal 2001, the Compensation Committee established performance goals for awarding cash incentive payments, including targeted pre-tax profits for the Company, improvements in the Company's return on assets ratio and, for certain Named Officers, pre-determined margin contributions for specific divisions of the Company. The amount of any potential award varied with each executive officer. Based on these performance goals, the Named Officers did not earn any aggregate annual incentive payments for fiscal 2001.

     Long-Term Incentive Compensation. The Compensation Committee believes the Company should make it a part of its regular executive compensation policies to grant annual awards of long-term, equity based incentives to executive officers and other key employees as part of the compensation package that is reviewed annually for each executive officer. In making these awards, the Compensation Committee establishes guidelines at the time of the annual review and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term, equity-based incentive compensation to the other executive officers.

     In connection with the fiscal 2001 Compensation Committee's annual review of the Company's executive compensation policies and based upon the recommendation of the Consultant, the Compensation Committee determined that the total outstanding options for each of the Named Officers provided sufficient long-term, equity-based incentive compensation to all of the Named Officers, except Messrs. Gessner, Capp and Charles Z. Moore, who received option grants to purchase an aggregate of 55,000 shares. In addition, Messrs. Sam Moore, S. Joseph Moore and Powers requested that certain of their outstanding stock options be cancelled, for no consideration.

     Chief Executive Officer Compensation. During fiscal 1998, in connection with the special one-time grant of stock options, the Company entered into an agreement with Sam Moore as the Company's Chairman, Chief Executive Officer and President whereby Mr. Moore would receive no increase in base compensation and no further option awards for the fiscal years 1999 through 2003. Accordingly, Sam Moore received no increase in base compensation or option awards during fiscal 2001. During fiscal 2001, certain of Sam Moore's stock options, including certain special options granted in fiscal 1998, were cancelled, along with certain other executive officers at the request of those officers. No consideration was given in connection with the cancellation of those options. After the end of fiscal 2001, the Company and Sam Moore agreed to terminate the 1998 agreement with Sam Moore effective March 31, 2001, which had limited future increases in his compensation and option awards and agreed that, commencing April 1, 2001, Mr. Moore's base salary would be increased to $450,000. Sam Moore did not receive a cash incentive payment award for fiscal 2001. In evaluating Mr. Moore's compensation for fiscal 2001, the Compensation Committee also took into account that as part of Sam Moore's compensation the Company paid him an additional $169,635 to enable him to pay the after income tax cost of premiums for life insurance maintained on the joint lives of Sam Moore and his wife. This payment was made pursuant to a previously executed agreement and is conditioned upon Sam Moore maintaining in excess of 3,000,000 votes of Common Stock and Class B Common Stock at all times. See "Employment and Termination Agreements." The life insurance is designed to ensure sufficient liquidity for Sam Moore's estate so that the estate would not be forced to sell its significant stock position in the Company to fund its estate tax liability, thus providing stability in the market for the Company's securities. This policy has been paid up and will require no future premium payments, beginning in fiscal 2002.

     Federal Income Tax Deductibility Limitations. Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993 ("OBRA"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

     The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company's stock incentive plans are intended to qualify as performance-based compensation; however, the Compensation Committee recognizes that interpretations of the Internal
Revenue Service with respect to Section 162(m) matters may result in compensation related to certain options not qualifying for exclusion from the $1,000,000 limit. During fiscal 2001, none of the executive officers received compensation that exceeded the $1,000,000 limit on deductibility.


                                            Respectfully submitted,

                                            Millard V. Oakley, Chairman
                                            Brownlee O. Currey, Jr.
                                            W. Lipscomb Davis, Jr.




                           AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. A copy of the Audit Committee charter is attached hereto as Appendix A and incorporated herein by reference.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors' non-audit services to the Company are compatible with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with external auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission.

                                       Respectfully submitted,

                                       W. Lipscomb Davis, Jr., Chairman
                                       Brownlee O. Currey, Jr.
                                       Robert J. Niebel, Sr.


The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.


Performance Graph

     The following graph compares the five-year cumulative returns of $100 invested on March 31, 1995 in (i) the Common Stock, (ii) the Class B Common Stock, (iii) Standard & Poor's MidCap 400 Index (the "S&P MIDCAP 400 Index") and (iv) an index compiled by the Company and composed of the publicly traded common stock of the companies comprising the Peer Group (the "Peer Group Index") assuming the reinvestment of all dividends. The returns on the common stock of each member of the Peer Group Index have been weighted to reflect relative stock market capitalization.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       Among Thomas Nelson Incorporated,
                           The S&P MidCap 400 Index
                          and a Peer Group Index <F1>

            [Line graph placed here representing data below.]


                               1996    1997    1998    1999    2000    2001
                              ----------------------------------------------
Thomas Nelson, Inc. -
   Common Stock (TNM)          $100    $ 71    $ 94    $ 69   $ 56     $ 47
Thomas Nelson, Inc. -
   Class B Common Stock(TNMB)   100     105      88      52     47       38
S&P MIDCAP 400 Series           100     111     165     166    229      213
Peer Group Index                100     102     155     134    117      126
---------------


<F1> The Peer Group Index is comprised of the following 8 publicly traded companies:

               American Greetings Corp.         Meredith Corp.
               Courier Corp.                    Scholastic Corp.
               Day Runner, Inc.                 Value Line, Inc.
               Houghton Mifflin Co.             John Wiley & Sons, Inc.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% beneficial owners are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) reports so filed.

     Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto, and certain written representations furnished to the Company, the Company believes that, during the fiscal year ended March 31, 2001, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements, except that Mr. Currey, Mr. Davis, Mr. Oakley and Mr. Young did not timely file Form 5's. These Form 5's have been subsequently filed with the Commission. All non-employee directors inadvertently omitted the receipt of their options to purchase 2,000 shares of Common Stock from the 2000 annual meeting of shareholders and credit of stock equivalents under the 1997 Deferred Compensation Plan, which are in the process of being corrected by filing amended Form 5's. Also, certain employees of the Company were late in filing Form 3's and Form 5's. These forms have all been subsequently filed with the Commission.


                       INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the year ended March 31, 2001, were examined by Arthur Andersen LLP, independent certified public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     In keeping with its past practice, the Board of Directors does not intend to select independent auditors for the year ending March 31, 2002 until after the Annual Meeting.

Audit Fees. The aggregate audit fees billed to the Company by Arthur Andersen LLP during fiscal 2001 for professional services rendered for the audit of the Company's annual consolidated financial statements and for the reviews of the financial statements included in the quarterly reports on Form 10-Q totaled $183,500.

Financial Information Systems Design and Implementations Fees. No fees were billed to the Company by Arthur Andersen LLP during fiscal 2001 for professional services regarding financial information systems design and implementation.

All Other Fees. For the year ended March 31, 2001, for all other services rendered by Arthur Andersend LLP, including ERISA benefit plan audits, tax services and other consulting services, the Company was billed aggregate fees of $104,885.


         DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
            PRESENTED AT 2002 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2002 must be received in writing by the Company at its executive offices at 501 Nelson Place, Nashville, Tennessee 37214-1000, not later than March 8, 2002, in order to be included in the Company's proxy statement and proxy for that meeting.

     For other shareholder proposals to be timely (but not considered for inclusion in the Company's proxy statement), a shareholder's notice must be received in writing by the Company at its executive offices not less than 60 days nor more than 90 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of such meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the day of the meeting was mailed or such public disclosure was made.

     For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) it includes in the proxy statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

     In accordance with the Company's Amended Bylaws (the "Amended Bylaws"), nominations of the persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or by any shareholder of the Company entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in the Amended Bylaws. The Amended Bylaws require that a shareholders' notice contain certain information with respect to the proposed nominee and as to the shareholder giving the notice. The Company will furnish on request to any shareholder a copy of the relevant section of the Amended Bylaws.


                          METHOD OF COUNTING VOTES

     Pursuant to rules promulgated by the Commission, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to vote "for," "against" or "withhold authority" (or abstain) to vote for one or more of the director nominees, and to vote "for," "against" or "abstain" from voting on any other matters submitted to the shareholders. Under applicable securities laws, Tennessee law and the Company's charter and bylaws, an abstention or withholding of authority to vote will have no effect on the outcome of the election of directors, as such election is determined by the number of votes cast. Shares represented at the Annual Meeting by proxies containing instructions to "withhold authority" or abstain will nonetheless be counted as present for purposes of determining whether a quorum exists at the Annual Meeting.

     A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under Tennessee law and the Company's charter and bylaws, broker non-votes will have no impact on any of the matters to be submitted to the shareholders at the Annual Meeting, but shares represented by a proxy card marked with a non-vote would be counted as present for purposes of determining the existence of a quorum. Under New York Stock Exchange rules, the election of directors is a matter on which a broker has the discretion to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting, but brokers may not have the discretion to vote on any other proposal in the absence of instructions from their clients.


                               MISCELLANEOUS

     The cost of this solicitation of proxies will be borne by the Company. It is anticipated that the solicitation will be made primarily by mail, but regular employees or representatives of the Company may, without additional compensation, also solicit proxies by telephone, telegram, or personal interview and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the Company's expense.

     The Board of Directors is not aware of any business other than that described in this Proxy Statement to be presented for action at the Annual Meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal that may be properly brought before the Annual Meeting in accordance with their judgment.


The Annual Report to Shareholders for the year ended March 31, 2001, is being mailed to all shareholders entitled to vote at the Annual Meeting. Additional information is contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the Commission. The Company will furnish without charge to any shareholder a copy of its complete Annual Report on Form 10-K, including the financial statements and schedules thereto, upon written request to Joe L. Powers, Executive Vice President and Secretary, Thomas Nelson, Inc., P. O. Box 141000, Nashville, Tennessee 37214-1000.


July 6, 2001




                                                        APPENDIX A


                                 CHARTER
                                   OF
                             AUDIT COMMITTEE
                          of Thomas Nelson, Inc.


     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring on a periodic basis the processes used by the Company to produce financial statements, the Company's systems of internal accounting and financial controls, and the independence of the Company's outside auditors.

     In discharging its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts or consultants for this purpose. The Committee shall make regular reports to the Board.

     The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit it annually to the Board for approval.

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition and experience will meet the applicable listing standards of the New York Stock Exchange.

     Accordingly, as determined by the Board, all of the members will be directors:

   1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

   2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

     The Committee's monitoring responsibility recognizes that the Company's management is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's financial statements are true and complete or are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to resolve disagreements, if any, between management and the outside auditors or to ensure compliance with laws and regulations or the Company's Code of Conduct.

     The following functions shall be the common recurring activities of the Committee in carrying out its monitoring responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

  - The Committee shall review and discuss with management and the outside auditors the annual audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and
     No. 90, as may be modified or supplemented. Additionally, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  - As a whole, or through the Committee chair, the Committee shall review and discuss with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission on Form 10-Q and the matters required to be discussed by SAS No. 61 and No. 90, as may be modified or supplemented. This review will occur prior to the Company's filing of the Form 10-Q.

  - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls that could significantly affect the Company's financial statements.

  -  The Committee shall:

        - request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented.

        - discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors' independence.

        - consider whether the independent auditors' non-audit services to the Company are compatible with the auditors' independence; and

        - if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

  - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors, and the outside auditors are ultimately accountable to the Board and the Committee.



                                                        APPENDIX B

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           THOMAS NELSON, INC.
                            501 Nelson Place
                        Nashville, TN 37214-1000

The undersigned hereby appoints W. LIPSCOMB DAVIS, JR. and JOE L. POWERS, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Thomas Nelson, Inc. held of record by the undersigned on June 25, 2001, at the Annual Meeting of Shareholders to be held at the Sheraton Nashville Downtown, 623 Union Street, Nashville, Tennessee 37219 on Thursday, August 23, 2001 at 11:00 a.m., local time, or any adjournment thereof.

1.  ELECTION OF DIRECTORS

      [ ] FOR all nominees listed          [ ] WITHHOLD AUTHORITY (Abstain)
          below (except as marked              to vote for all nominees
          to the contrary below):              listed below:

          Sam Moore    Andrew Young            Sam Moore    Andrew Young

      [ } AGAINST all nominees
          listed below:

          Sam Moore    Andrew Young

INSTRUCTION: To vote FOR, AGAINST or to WITHHOLD AUTHORITY (Abstain) to vote for any individual nominee, write that nominee's name on the space provided below and indicate whether your vote is FOR, AGAINST or to WITHHOLD AUTHORITY (Abstain) to vote for that nominee.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

2. By executing this proxy, the undersigned authorizes the proxies to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all the nominees named above.

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD PROMPTLY
                                              USING THE ENCLOSED ENVELOPE.
                                              Please sign exactly as name
                                              appears below.  When shares
                                              are held by joint tenants,
                                              both should sign.  When
                                              signing as attorney, executor,
                                              administrator, trustee, or
                                              guardian, please give full
                                              title as such. If a
                                              corporation, please sign in
                                              full corporate name by
                                              President or other authorized
                                              officer.  If a partnership,
                                              please sign in partnership
                                              name by authorized persons.


                                              ------------------------------
                                              Signature


                                              ------------------------------
                                              Signature

                                              DATED:
                                                    ------------------, 2001